Checkpoint Systems, Inc.
101 Wolf Drive
Thorofare, NJ 08086 USA

Tel.: +800-257-5540
Fax: +856-848-0937
www.checkpointsystems.com

News

COMPANY CONTACT:
Annette Geraghty
856-251-2174

CHECKPOINT SYSTEMS, INC. ANNOUNCES DEFINITIVE AGREEMENT
TO SELL U.S. AND CANADIAN CHECKVIEW® BUSINESS

Thorofare, New Jersey, March 25, 2013 - Checkpoint Systems, Inc. (NYSE: CKP) today announced that it has entered into a definitive agreement to sell its U.S. and Canadian CheckView business to an affiliate of Platinum Equity, a California-based private equity firm. The sale includes all continuing business operations and assets associated with the U.S. and Canadian CheckView business.  The transaction is expected to close by the end of April 2013.

The divestiture follows an extensive review of Checkpoint’s businesses in 2012 at which time the Company’s Board of Directors determined that the U.S. and Canadian CheckView business will better serve its customers as an independent, entrepreneurial and more focused organization.

Checkpoint Systems’ President and Chief Executive Officer, George Babich, said, “We are pleased to have reached an agreement. Platinum Equity is a global investment firm with a unique focus on business operations and a strong track record helping companies reach their full potential. The firm’s financial resources and operational expertise will present the CheckView business with tremendous new opportunities. We are committed to support CheckView throughout the sale process to ensure an orderly transition with full continuity of service to customers.”

“We are excited about the prospects for CheckView under our ownership,” said Platinum Equity Principal Jason Leach.  “Platinum has an extensive track record of acquiring corporate divestitures and maximizing their potential as standalone businesses.  CheckView will act as a platform acquisition and allow us to focus on the core business while pursuing organic growth initiatives and strategic add-ons in a highly fragmented space.”

Checkpoint will continue to pursue its redefined strategy to provide solutions that improve merchandise availability in retail stores. The Company’s portfolio includes electronic article surveillance systems and services to combat theft, radio frequency identification products to improve inventory accuracy, and tickets, tags and labels for merchandising apparel.

The U.S. and Canadian CheckView business was reported as discontinued operations in Checkpoint’s fourth quarter and full-year 2012 earnings report released on March 5, 2013 and in the Company’s 2012 Annual Report on Form 10-K.

Checkpoint Systems, Inc.

Checkpoint Systems is a global leader in shrink management, merchandise visibility and apparel labeling solutions.  Checkpoint enables retailers and their suppliers to reduce shrink, improve shelf availability and leverage real-time data to achieve operational excellence.  Checkpoint solutions are built upon more than 40 years of RF technology expertise, diverse shrink management offerings, a broad portfolio of apparel labeling solutions, market-leading RFID applications, innovative high-theft solutions and its Web-based Check-Net® data management platform.  As a result, Checkpoint customers enjoy increased sales and profits by improving supply-chain efficiencies, by facilitating on-demand label printing and by providing a secure open-merchandising environment enhancing the consumer's shopping experience.  For more information, visit www.checkpointsystems.com.

Platinum Equity

Platinum Equity (www.platinumequity.com) is a global M&A&O® firm specializing in the merger, acquisition and operation of companies that provide services and solutions to customers in a broad range of business markets, including information technology, telecommunications, logistics, metals services, manufacturing and distribution. Since its founding in 1995 by Tom Gores, Platinum Equity has completed more than 145 acquisitions.

Forward-Looking Statement

This press release includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,”“anticipate,”“intend,”“plan,”“believe,”“seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the impact upon operations of legal compliance matters or internal controls review, improvement and remediation, including the detection of wrongdoing, improper activities, or circumvention of internal controls; our ability to integrate acquisitions and to achieve our financial and operational goals for our acquisitions; changes in international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; changes in regulations or standards applicable to our products; the ability to successfully implement global cost reductions in operating expenses including, field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; and additional matters disclosed in our Securities and Exchange Commission filings. We do not undertake to update our forward-looking statements, except as required by applicable securities laws.